UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On June 16, 2014, Vornado Realty L.P. (the “Company”) issued and sold $450,000,000 aggregate principal amount of its 2.50% Notes due 2019 (the “Notes”) in an underwritten public offering (the “Offering”) pursuant to an effective registration statement. In connection with the Offering, the Company entered into an underwriting agreement with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters of the Offering. A copy of that underwriting agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The opinion of Sullivan & Cromwell LLP with respect to the validity of the Notes and the opinion of Venable LLP with respect to certain matters relating to Vornado Realty Trust, a Maryland real estate investment trust and the parent of the Company, are attached hereto as Exhibits 5.1 and 5.2, respectively, and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

1.1

Underwriting Agreement, dated June 9, 2014, among Vornado Realty L.P. and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives of the several underwriters.

5.1	Opinion of Sullivan & Cromwell LLP as to validity of the Notes.

5.2	Opinion of Venable LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	/s/ STEPHEN THERIOT
Name:	Stephen Theriot
Title:	Chief Financial Officer, Vornado Realty Trust, sole general partner of Vornado Realty L.P. (duly authorized officer and principal financial and accounting officer)

Date: June 16, 2014

EXHIBIT INDEX

1.1

Underwriting Agreement, dated June 9, 2014, among Vornado Realty L.P. and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters.

5.1	Opinion of Sullivan & Cromwell LLP as to validity of the Notes.

5.2	Opinion of Venable LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).